Exhibit 23.1


                     [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement No. 33-95548 of GrafTech International Ltd. (formerly UCAR International Inc.) on Form S-8 of our report dated June 27, 2003, appearing in this annual report on Form 11-K of UCAR Carbon Savings Plan for the year ended December 31, 2002.



/s/  Deloitte & Touche LLP


Philadelphia, Pennsylvania
June 27, 2003